UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2008

ANSOFT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27874	72-1001909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 200

Pittsburgh, PA 15219

(Address of principal executive offices, including zip code)

412-261-3200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective April 30, 2008, the board of directors of Ansoft Corporation, a Delaware corporation (“Ansoft” or the “Company”), approved an amendment and restatement to the Company’s amended and restated bylaws. The full text of Ansoft’s amended and restated bylaws is filed herewith as Exhibit 3.1. The amendment and restatement of Ansoft’s bylaws amends and restates Section 2.10 thereof in its entirety.

Section 2.10 of Ansoft’s amended and restated bylaws now provides that the board of directors may fix a record date, which record date: (i) in the case of determining stockholders entitled to notice of or to vote at any meeting of stockholders, shall be not be more than 60 days nor less than ten days before the date of such meeting, (ii) in the case of determining stockholders entitled to act by written consent, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted and (iii) in the case of all other determinations, shall be no more than 60 days prior to the date of such other action. In the event the board of directors does not fix a record date, then the record date shall be (i) in the case of determining stockholders entitled to notice of or to vote at any meeting, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) in the case of determining stockholders entitled to act by written consent, the first date on which a signed written consent is delivered to the Company in accordance with applicable law, or, if prior action by the board of directors is required by law, the close of business on the day on which the board of directors adopts the resolution taking such prior action, and (iii) for any other purpose, the record date shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

The foregoing description of the amendment and restatement of Ansoft’s amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

On May 2, 2008, Ansoft and ANSYS, Inc. (“ANSYS”) issued a joint press release announcing that the U.S. Department of Justice and Federal Trade Commission have granted early termination of the Hart-Scott-Rodino waiting period for ANSYS’ proposed acquisition of Ansoft. A copy of such press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It.

ANSYS has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (Registration No. 333-150435), which includes a preliminary joint proxy statement/prospectus of Ansoft and ANSYS and other relevant materials in connection with the proposed merger involving Ansoft and ANSYS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROSPECTUS/PROXY STATEMENT, THE FINAL PROSPECTUS/PROXY STATEMENT AND OTHER RELEVANT MATERIAL WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING ANSOFT, ANSYS AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ansoft at Ansoft’s web site at www.ansoft.com or by contacting Investor Relations, Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, PA 15219 (Telephone: (412) 261-3200). Investors and security holders may obtain free copies of the documents filed with the SEC by ANSYS by directing a written request to ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania 15317, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Ansoft, ANSYS, and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of Ansoft in connection with the proposed merger. Information about the executive officers and directors of Ansoft and their ownership of Ansoft common stock is set forth in the proxy statement for Ansoft’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on July 26, 2007. Information about those executive officers and directors of ANSYS and their ownership of ANSYS common stock is set forth in the proxy statement for ANSYS’ 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2008. Investors and security holders may obtain additional information regarding the direct and indirect interests of Ansoft, ANSYS, and their respective executive officers, directors and trustees in the merger by reading the proxy statement/prospectus and other filings regarding the proposed merger when they become available.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Ansoft Corporation, as amended and restated on April 30, 2008

99.1	Joint Press Release of Ansoft Corporation and ANSYS, Inc., dated May 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSOFT CORPORATION

By:	/s/ Nicholas Csendes
Nicholas Csendes President and Chief Executive Officer

Date: May 2, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Ansoft Corporation, as amended and restated on April 30, 2008

99.1	Joint Press Release of Ansoft Corporation and ANSYS, Inc., dated May 2, 2008